ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT is entered into as of August 10, 2005, by and between RelationServe Media, Inc., a Nevada corporation, or a designated subsidiary thereof (the "Buyer"), theglobe.com, inc., a Delaware corporation ("Globe") and SendTec, Inc., a Florida corporation ("Seller").

      WHEREAS, Seller is engaged in the direct-response marketing business;

      WHEREAS, Seller is a wholly-owned subsidiary of Globe;

      WHEREAS, Seller and Globe desire that Seller sell, and Buyer desires to purchase, substantially all of the business and assets of Seller (the "Business") on the terms and conditions set forth in this Agreement; and

      NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein and intending to be legally bound, Buyer and Seller hereby agree as follows:

      ARTICLE 1. SALE AND TRANSFER OF ASSETS.

      1.1. Acquired Assets. Subject to the terms and conditions set forth herein, including, without limitation, satisfaction or waiver of the conditions set forth in Sections 9 and 10 hereof, at the Closing (as defined herein), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in, to and under the business, rights, claims and assets (of every kind, nature and description, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated and whether or not reflected on the books and records of Seller) relating to or used in connection with, or necessary for the conduct of, the Business, except the Excluded Assets (as defined herein) (the "Acquired Assets"), free and clear of any and all liens, security interests, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, material defects as to title or restrictions against the transfer or assignment thereof and encumbrances of any kind (collectively, "Encumbrances") except for such Encumbrances listed on
Schedule 1.1 hereto ("Permitted Encumbrances"). The Acquired Assets shall include, without limitation, the following:

            (a) All tangible assets used in or necessary to the Business, whether owned or leased and whether located on the property of the Business or elsewhere, including, without limitation, all manufacturing, production, maintenance, testing and other machinery, motor vehicles, furniture, computers, printers and office equipment;

            (b) All intangible assets used or useful in or necessary to the Business, including, without limitation: the name "SendTec" and all derivations thereof, all trade names, domain names, websites, service marks names, trade dress, logos, trade secrets, copyrights, designs, technical information, know-how, processes, techniques, research and development information, supplies, plans, proposals, technical data, computer software, financial, marketing and business data, pricing and cost information, business and marketing plans, formulas, devices, software or compilations of information; all patents, license rights and sublicense rights to all patents and trademarks, and other intangible assets registered in the name of Seller and currently used or proposed to be used by Seller or any of its Affiliates in connection with, or necessary or useful for the conduct of the Business, all registrations and applications therefore and all licenses (as licensee or licensor) and other agreements related thereto (the "Intellectual Property") all of which are listed on
Schedule 5.11(a) hereto, and all of Seller's rights to use or allow others to use such Intellectual Property and all claims for infringement of any Intellectual Property, and intangible rights relating thereto;

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            (c) All current customer or client lists, files, documentation, records and related documentation used in connection with the Business, all of which customers (but not other information) are listed on Schedule 1.1(c) hereto;

            (d) All of Seller's rights to the products, services and product or service line extensions of the Business, whether now existing or currently under development;

            (e) All of the Seller's rights and interests arising under or in connection with Contracts (as defined in Section 5.14 hereof), all of which are listed on Schedule 1.1(e) hereto;

            (f) All franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, required by any person or organization including any Governmental Authority (as defined herein), held, used or otherwise possessed by Seller in connection with and/or necessary to the operation of the Business, to the extent transferable to Buyer under applicable laws, all of which are listed on Schedule 1.1(f) (the "Permits");

            (g) All leases of equipment, machinery or other tangible personal property used in connection with and/or necessary to the operation of the Business, all of which are listed on Schedule 1.1(g) (the "Personal Property Leases" and the personal property subject to such leases to the extent of Seller's leasehold interest therein);

            (h) All leases of real property used in connection with and/or necessary to the operation of the Business as listed on Schedule 1.1(h) (the "Real Property Leases", and the real property subject to such leases to the extent of Seller's leasehold interest therein, the "Leased Real Property");

            (i) All goodwill and going concern value associated with the Business;

            (j) All books of account, general, financial, Tax (as defined herein) and personal records, property records, purchasing and sales records, credit and collections records, personnel and payroll records, invoices, shipping records, warranties on all services, supplies and equipment, correspondence and other documents, files, papers, mailing lists, customer, licensee, representative and vendor lists, and all computer software, programs and data and any rights thereto owned, associated with or employed by Seller or its Affiliates used in, or relating to, the Business;

            (k) All rights with respect to unemployment, workers' and workmen's compensation, and other similar insurance reserves and rebates relating to Transferred Employees (as defined herein);

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            (l) All amounts owing Seller or any of its Affiliates as of the
Closing for services or products provided by the Business prior to the Closing, whether or not an invoice for such services or products has been submitted, including, without limitation, prepaid assets and expenses, insurance allocations, travel advances, rent and utility deposits and deposits for goods and services relating to the operation of the Business (the "Accounts Receivable") as listed on Schedule 1.1(l);

            (m) All cash, commercial paper, cash equivalents and marketable securities of the Business on hand or in any bank accounts or securities accounts owned by Seller, each of which is listed on Schedule 1.1(m).

            (n) All customer deposits of the Business owned by Seller;

            (o) All information services systems and computer hardware and software of the Business;

            (p) All sales data, including all sales representatives, account books, logs and other documents reflecting sales strategies and appointments and suppliers' names of the Business and all sales and promotional materials used by Seller in connection with the Business;

            (q) All of Seller's inventories of the Business existing on the Closing Date (as defined herein), including but not limited to, disposables, spare parts, materials, works-in-process, active shipments, ordered goods and supply items, that are (i) held for sale or rent, (ii) used in connection with the sale or rental or other Acquired Assets, (iii) parts used in the repair of Acquired Assets, or (iv) held by a third party under a rental arrangement whether located on the premises of either Seller, in transit to or from such premises, in warehouses, in premises of manufacturers (collectively "Inventory");

            (r) All claims, causes of action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds, indemnity claims and rights under and pursuant to all warranties, service contracts, representations and guaranties made by suppliers of products, materials or equipment, or components thereof and third-party service providers), pertaining to or arising out of, the Business and inuring to the benefit of Seller with respect to the Business;

            (s) All products, ideas or concepts of the Seller under research on or prior to the Closing Date that relate to the Business;

            (t) All other assets, properties, rights and business of every kind and nature owned or held by Seller or its Affiliates which are used in the Business, or in which Seller has an interest, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, except the Excluded Assets.

      1.2. Excluded Assets. Notwithstanding the foregoing, the following assets relating to the Business are being retained by Seller, are expressly excluded from the purchase and sale contemplated hereby, and, as such, are not included in the Acquired Assets (the "Excluded Assets"):

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                  (i) All property and assets of Seller that are not related to the Business;

                  (ii) All insurance policies, other than rights to receive proceeds of insurance policies related to the Acquired Assets or the Business, and all rights of offset, counterclaims and insurance coverage thereunder;

                  (iii) All severance, pension, retirement and other employee benefit plans other than the right to any refunds or reimbursements thereunder;

                  (iv) All rights of Seller with respect to the claims, refunds, causes of action, rights of recovery, rights of set-off and all other rights and assets of every kind and nature related to the Excluded Liabilities (as defined below);

                  (v) All monies to be received by Seller and all other rights of Seller under this Agreement including, without limitation, the Purchase Price (as defined herein) and the other agreements, documents, and instruments executed or delivered in connection with this Agreement; and

                  (vi) The right to receive mail and other communications addressed to Seller relating to any of the assets described in the foregoing clauses (i) through (v) or the Excluded Liabilities.

      ARTICLE 2. ASSUMPTION OF OBLIGATIONS.

      2.1. Assumption of Certain Liabilities. Buyer is assuming only the following liabilities and obligations of Seller, and Buyer and Seller agree that there will be no other outstanding liabilities, to suppliers or otherwise, of the Business assumed by Buyer, other than those listed in this Section 2.1:

            (a) The liabilities reflected on the Balance Sheet and all other liabilities of the Business incurred thereafter in the Ordinary Course; and

            (b) All other liabilities and obligations of the Business and the Acquired Assets to the extent first arising or maturing (but only to the extent so maturing) after the Closing Date.

      The liabilities and obligations of Seller identified in subsections (a) and (b) of this Section 2.1 are hereinafter collectively referred to as the "Assumed Liabilities."

      2.2. Liabilities Not Assumed. With the exception of the Assumed Liabilities, Buyer shall not by execution and performance of this Agreement or otherwise, assume or otherwise be responsible in any way for any liability or obligation of any nature, whether absolute, contingent, accrued, or known or unknown, of Seller or any Affiliate of Seller whether or not relating to the Business.

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      ARTICLE 3. PURCHASE PRICE. The total purchase price for the Acquired
Assets to be paid to Seller by Buyer shall be Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) (the "Purchase Price") and shall be paid in the following manner:

      3.1. Closing Payment. At the Closing (as defined herein), against delivery of appropriate instruments of sale, transfer, conveyance and assignment with respect to the Acquired Assets, Buyer shall deliver to Seller:

            (a) Thirty-Six Million Five Hundred Thousand Dollars ($36,500,000) to be paid as follows at Closing:

                  (i) Thirty-Five Million Five Hundred Thousand Dollars ($35,500,000) (the "Closing Amount") to be paid in immediately available funds by wire transfer to the bank account of Globe; and

                  (ii) One Million Dollars ($1,000,000) (the "Escrow Amount"), which shall be released pursuant to the terms of the that certain Escrow Agreement by and between Buyer, Globe and Proskauer Rose LLP (the "Escrow Agent"), dated as of the date hereof, substantially in the form of Exhibit A hereto (the "Escrow Agreement") and sent by wire transfer to the bank account of Globe; and

            (b) One Million Dollars in cash ($1,000,000) (the "Holdback Cash"), which shall, together with the Escrowed Shares, be held by the Holdback Escrow Agent pursuant to the terms of the Holdback Escrow Agreement (as such terms are defined in Section 3.2 below).

      3.2.  Escrowed Shares.

            (a) As additional protection for the Buyer in the event that the Buyer suffers any Losses for which the Buyer is entitled to indemnification hereunder, Globe shall, at the Closing, issue to the Buyer and deposit with Olshan Grundman Frome Rosenzweig & Wolosky, LLP (the "Holdback Escrow Agent"), a number of shares of restricted common stock of Globe (the "Escrowed Shares") having an aggregate value of Seven Hundred and Fifty Thousand Dollars ($750,000) (valued at the average closing price of Globe common stock over a trailing ten
(10) day period prior to the Closing, which shares shall be entitled to customary "piggyback" registration rights). Unless and until any Escrowed Shares are released to the Buyer pursuant to the Holdback Escrow Agreement (as defined below), the Buyer may not sell, assign, pledge, encumber or otherwise transfer such Escrowed Shares, nor shall the Buyer have the right to vote such Escrowed Shares.

            (b) Partial Release of Holdback Cash. On the first to occur of: (i) the date that is six months after the Closing Date; or (ii) the date that Buyer receives audited financial statements of the Business for the fiscal year ended December 31, 2005 (the first of such dates being the "Partial Release Date"), the parties shall cause the Holdback Escrow Agent to release from the Holdback Escrow Agreement (as defined below) and pay to Globe the sum of Seven Hundred Fifty Thousand Dollars ($750,000) in cash; provided, however, that if, on the Partial Release Date, the Buyer (A) shall have sustained indemnifiable Losses in excess of $100,000 that have already been satisfied by recourse against the Holdback Cash, (B) shall have pending any good faith Claims for indemnifiable Losses that are reasonably estimated by the Buyer to exceed $100,000 in the aggregate or (C) shall have pending any good faith Claims for indemnifiable Losses that would, when Buyer's reasonable estimates thereof are aggregated with any indemnifiable Losses sustained by Buyer that have already been satisfied by recourse against the Holdback Cash, exceed $100,000, then such $750,000 sum shall not be paid to Globe on the Partial Release Date and the entire balance of the Holdback Cash remaining on the Partial Release Date shall continue to be held and disbursed by the Holdback Escrow Agent pursuant to the terms of the Holdback Escrow Agreement.

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            (c) Holdback Escrow Agreement. The Holdback Cash and the Escrowed
Shares shall be held by the Holdback Escrow Agent pursuant to an Escrow Agreement substantially in the form of Exhibit B hereto (the "Holdback Escrow Agreement") during the Indemnification Period (as defined herein). At the expiration of the Indemnification Period, (i) the then remaining balance of the Holdback Cash shall be paid to Globe and (ii) the then remaining number of Escrowed Shares shall be returned to Globe, whereupon such Escrowed Shares shall be cancelled and shall cease to be issued and outstanding. The Holdback Cash and Escrowed Shares shall not, to the extent permitted by law, be subject to claims of any creditors of Globe or Seller.

            (d) Globe's Election. In the event that the Buyer suffers any Loss(es), for which the Buyer is entitled to indemnification hereunder for which the Holdback Cash shall not be sufficient to fully indemnify Buyer as provided in Article 11, Buyer shall have the right at the time of payment of any such Claim(s) to payment of the deficit by transfer to Buyer by the Holdback Escrow Agent of such number of the Escrowed Shares that shall have an aggregate Fair Market Value that is sufficient to pay such deficit. If the Fair Market Value of the Escrowed Shares is less than the amount required to be remitted to Buyer, then Seller and Globe shall be jointly and severally liable and shall be required at the time required for payment of such Claim(s) to immediately pay to the Buyer the difference between the Fair Market Value of the Escrowed Shares (or the then remaining Escrowed Shares) and the amount of such Loss(es) payable in respect of such Claim(s) (such difference, the "Share Value Deficit"); provided, however, that in no event shall more than an aggregate of $750,000 in value (whether in the transferred Escrowed Shares' Fair Market Value or in cash required to fund a Share Value Deficit) be payable in respect of any Loss(es) that cumulatively become payable for which the Holdback Cash shall not be sufficient to fully indemnify as provided in Article 11. In addition, in the event that the Buyer suffers any Loss(es) for which Buyer is entitled to indemnification hereunder for which the Escrowed Shares shall be paid to Buyer, Globe shall have the right to elect to pay all or a portion of such Loss(es) in cash in lieu of Escrowed Shares, provided, further, that Globe (i) gives prompt written notice of such election to Buyer prior to delivery of the Escrowed Shares to Buyer by the Holdback Escrow Agent, and (ii) pays to Buyer by wire transfer of immediately available funds an amount equal to the Fair Market Value of the Escrowed Shares that would have been released to Buyer had Globe not elected to pay such Loss(es) in cash.

      3.3.  Adjustments to Purchase Price.

            (a) Closing Date Balance Sheet Adjustment. The Purchase Price shall be adjusted at Closing in accordance with the Closing Date Balance Sheet, as defined below, to the extent that Seller's Net Working Capital as reflected on the Closing Date Balance Sheet is more than or less than $0.

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            (b) Closing Date Balance Sheet. Seller shall prepare and deliver an estimated balance sheet dated as of the Closing Date (the "Closing Date Balance Sheet"), as soon as practical, but in all cases, within one (1) Business Day (as defined herein) prior to the Closing Date. Such Closing Date Balance Sheet shall be prepared by Seller's accountants in accordance with GAAP applied consistently with past accounting practices of Seller. If the Closing Date Balance Sheet establishes that Seller's Net Working Capital is more or less than $0, then, in that event, the Purchase Price shall be increased or decreased dollar-for-dollar (the "Adjustment") by the amount of the excess or deficiency. Thus, for example, if the Closing Date Balance Sheet shows Net Working Capital of $250,000, the Purchase Price shall be increased by $250,000. If, on the other hand, the Closing Date Balance Sheet shows Net Working Capital of less than $0, the Purchase Price shall be reduced to the extent of such deficit.

      3.4. Post-Closing Audit Adjustment. Buyer shall direct the preparation of an audit of the Closing Date Balance Sheet and shall deliver the same to the Globe and Seller prior to March 31, 2006. To the extent that the audited Closing Date Balance Sheet shows a different Net Working Capital as of the Closing Date than the estimate previously prepared by Seller, Globe and Seller shall be responsible to pay to Buyer the amount of any deficit by which Net Working Capital is less than the estimate, and Buyer shall pay to Seller, any greater amount by which the audited Closing Date Balance Sheet Net Working Capital exceeds the estimate within 15 days of delivery of the audited Closing Date Balance Sheet to Seller.

      3.5. Allocation of Purchase Price. The parties hereto agree that the taxable purchase of the Acquired Assets shall be an "applicable asset acquisition" governed by Section 1060 of the Code. The parties hereto further agree that the Purchase Price shall be allocated in accordance with Schedule 3.5 hereto (as may be later adjusted in accordance with Section 3.3). Each of Buyer and Seller agrees to complete IRS Form 8594 consistently with such allocation and, if requested by the other, to furnish the other with a copy of such Form prepared in draft form no less than 45 days prior to the filing due date of such Form. None of Buyer, Seller or Seller's Affiliates shall file any return or take a position with any taxing authority or in connection with any tax related litigation that is inconsistent with this Section 3.5, unless required to do so pursuant to a determination within the meaning of Section 1313(a) of the Internal Revenue Code (the "Code").

      ARTICLE 4. CLOSING.

      4.1. Closing. The closing of the transactions contemplated hereby (the "Closing") shall be held at such date, time and place as Buyer and Seller mutually agree but in any event prior to October 31, 2005 (the "Closing Date").

      4.2. Deliveries at Closing. Upon satisfaction or waiver of all conditions set forth herein, at the Closing:

            (a) Seller shall duly execute and deliver to the Buyer bills of sale and instruments of assignment and transfer as may be necessary to vest in the Buyer good and marketable title to all of the Acquired Assets, in each case subject to no Encumbrance, and for assumption of the Assumed Liabilities.

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            (b) The Buyer shall deliver or cause to be delivered the Closing
Amount to Seller.

            (c) The Escrow Amount shall be released to Seller pursuant to the terms of the Escrow Agreement.

            (d) The Holdback Amount shall be delivered into escrow for the Indemnification Period under the Holdback Escrow Agreement.

            (e) Each of the parties thereto shall execute and deliver each of the documents, instruments or agreements required to be executed and delivered pursuant to Sections 9 and 10 hereof.

      ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF SELLER AND GLOBE. The Seller and Globe, jointly and severally, represent and warrant to the Buyer as of the date hereof (except as otherwise indicated) as follows, provided, however, that Seller's and Globe's representations and warranties contained in Section 5.3(b) or (c) (as it relates to Seller and/or the Business), 5.5 (as it relates to Seller and/or the Business) 5.6, 5.7, 5.8, 5.9 (as it relates to Seller and/or the Business), 5.10 (as it relates to Seller and/or the Business) 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 (as it relates to Seller and/or the Business), 5.17, 5.18, 5.19 and 5.20 (collectively, the "Operational Representations") shall not be deemed to have been made upon execution by Globe hereof, and shall only be deemed made when, and if, comparable representations and warranties are made by Seller Management (as defined in Section 9.11) to Globe (and as to which representations and warranties by Seller Management Buyer shall also be entitled to rely upon hereunder provided, however, neither Seller nor Globe shall be required to obtain Seller Management consent to any such reliance), which may be made in the Globe Redemption Agreement (as defined in Section 9.10) or in any another document or agreement, relating to such matters, and upon obtaining such management representations, the Operational Representations shall be deemed to be made by Globe:

      5.1. Organization; Authority. (a) Globe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida (i.e., Seller is organized and its status is "active"). Seller and Globe are each duly licensed or qualified to do business as a foreign entity, and are each in good standing in each jurisdiction where such qualification is necessary as listed on Schedule 5.1, which, with respect to Seller, are the only jurisdictions in which qualifications are required in connection with the operation of the Business. True and complete copies of the charter and bylaws, including any amendments thereto through the date hereof (certified as of a recent date hereof by the Secretary of each Seller), of each of Seller and Globe have been delivered to Buyer.

            (b) Seller and Globe each have all requisite corporate power and authority to (i) execute and deliver this Agreement, the other Transaction Documents to which each is a party (the "Seller Transaction Documents") and any related agreements to which either of them is a party and to perform the transactions contemplated hereby and thereby (the "Contemplated Transactions"),
(ii) to use its corporate name, (iii) to operate its business and to carry on its business as presently conducted, and (iv) to own, lease and otherwise hold its properties and assets. All of the issued and outstanding capital stock of Seller is owned beneficially and of record by Globe.

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      5.2. Authority Relative to the Transaction Documents. Seller and Globe
have all requisite corporate authority and power to execute and deliver this Agreement and the other Seller Transaction Documents to which it is or will become a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Seller Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate and stockholder action on the part of Seller and by all required corporate and stockholder action on the part of Globe and no other corporate, shareholder or other proceedings on the part of Seller or Globe (other than stockholder approval by the stockholders of Globe) are necessary to authorize this Agreement or the other Seller Transaction Documents or to consummate the Contemplated Transactions. The Seller Transaction Documents have been duly and validly executed and delivered by Seller and Globe as applicable, and, assuming the Seller Transaction Documents have been duly authorized, executed and delivered by Buyer, the Seller Transaction Documents constitute the valid and binding agreement of Seller and Globe enforceable against Seller and Globe in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

      5.3. Non-Contravention. Except as listed on Schedule 5.3, the execution and delivery by Seller and Globe of this Agreement and the Seller Transaction Documents and the consummation by the Seller and Globe of the Contemplated Transactions will not (a) violate or conflict with any provision of their respective charters or bylaws, each as amended to date; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any Encumbrance pursuant to any of the terms, conditions or provisions of, any Contract which either Seller or Globe is a party; (c) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance; or (d) violate any statute, law, ordinance, guideline, interpretation, judgment, decree, order, regulation or rule of any Governmental Authority (as defined herein). The execution and delivery of this Agreement by Seller and Globe and the performance of this Agreement, the Seller Transaction Documents and the related or Contemplated Transactions by Seller and Globe will not require filing or registration with, or the issuance of any Permit by, any Person or Governmental Authority under any applicable Law (other than any obligations to file an Information Statement and other reports as required by the Exchange Act (as defined herein) or any contracts to which Seller and Globe is a party. The Contemplated Transactions will not violate or conflict with any contract, agreement, or understanding relating to the acquisition of Seller by Globe.

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      5.4. Compliance with Law. Except as set forth on Schedule 5.4, the
Business has been conducted in accordance with all applicable Laws (except, in each such case, for any non-compliance that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Seller has complied with, and is in compliance with (a) all Laws applicable to Seller or any of its properties and (b) all terms and provisions of all Contracts to which Seller is a party, or to which the Acquired Assets or the Business is subject (except, in each such case, for any non-compliance that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Except as set forth in Schedule
5.4 hereto, neither Seller nor Globe has committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any Law with respect to the Acquired Assets or the Business. Neither the Seller nor Globe is subject to any decree, injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority which could impair its ability to consummate the transactions contemplated hereby or adversely affect Buyer's ownership of the Acquired Assets or conduct of the Business from and after Closing.

      5.5. SEC Documents; Financial Statements. (a) Since August 30, 2004, Globe has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents ("SEC Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The SEC Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Seller and Globe (as it relates to Seller and the Business) as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As at the respective dates of the SEC Financial Statements, there were no material liabilities or obligations of Seller (whether absolute or contingent) except for those liabilities and obligations reflected on or adequately reserved for therein. To the knowledge of the executive officers of Globe, no information provided by or on behalf of Seller to Buyer or which is included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading.

            (b) Certain Financial Information. Globe has delivered to Buyer complete and correct copies of (i) audited financial statements for Seller as of and for the calendar year ended December 31, 2004 and the related statements of income and cash flows for the periods ending on such date; and (ii) the unaudited financial statements for Seller as of and for the 6-month period ended June 30, 2005 (the "Balance Sheet Date") and the related statements of income and cash flows for the periods ending on such dates (the "Seller Financial Statements", and together with the SEC Financial Statements, the "Financial Statements"), copies of which are attached as Exhibit 5.8(b) hereto. The unaudited balance sheet of Seller as of the Balance Sheet Date is hereinafter referred to as the "Balance Sheet". Each of the Seller Financial Statements has been prepared in accordance with GAAP, applied on a consistent basis throughout the relevant periods (except as may be otherwise indicated in such Seller Financial Statements or the notes thereto), and fairly presents in all material respects the assets, liabilities and financial position of Seller as of such dates and for the periods indicated subject, in the case of unaudited financial statements, to normal year end adjustments. Since the Balance Sheet Date, there has been no change in any of the significant accounting policy practices or procedures of Seller or Globe.

      5.6. Absence of Certain Changes and Events. Since the Balance Sheet Date, Seller's business has been conducted only in the ordinary course of business consistent with past practice of Seller (the "Ordinary Course"). Without limiting the foregoing, except as set forth on Schedule 5.6, since the Balance Sheet Date, there has not been, occurred or arisen:

            (a) any material adverse change in the operations (as now conducted or as presently proposed to be conducted), assets, liabilities, earnings, business, properties, rights, net worth, or condition (financial or otherwise) of Seller, nor are any such changes threatened, anticipated or contemplated;

            (b) any sale, lease or other disposition of any properties or assets of Seller, or any transaction that is material to the business of Seller entered into or carried out, except in the Ordinary Course;

            (c) any material change made in the methods of doing business, nor has a Material Adverse Effect in the accounting principles or practices or the method of application of such principles or practices used by Seller or any change in depreciation or amortization policies or rates theretofore adopted occurred;

            (d) any Encumbrance imposed or agreed to be imposed on or with respect to any of the Acquired Assets or capital stock of Seller, other than the Permitted Encumbrances;

            (e) any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any Contract (as defined herein), other than any satisfaction by performance in accordance with the terms thereof in the Ordinary Course;

            (f) any actual, threatened, anticipated or contemplated casualty, loss, damage or destruction (whether or not covered by insurance), conversion, termination, cancellation, default or taking by eminent domain or other action by any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect;

            (g) any adverse pending, threatened, anticipated or contemplated dispute of any kind with any contractor, subcontractor, customer, supplier, source of financing, employee, landlord, subtenant or licensee of Seller that is reasonably likely to result in any material reduction in the amount, or any change in the material terms or conditions, of business with any material customer, supplier or source of financing of Seller;

            (h) any increase, other than in the Ordinary Course, in the compensation payable or to become payable to any of Seller's officers, employees, agents or consultants (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or the entering into with or modification of any employment contract or other agreement concerning the compensation of any officer, or employee, or the making of any loan to, or engagement in any transaction with, any officers, directors or shareholders of Seller, or the establishment of any new, or the modification of any existing, employee benefit, compensation or stock plan of Seller that affects the employees of Seller;

            (i) capital expenditures or commitments therefore by Seller in excess of $10,000 in the aggregate for additions, alterations or modifications to the property, plant or equipment of Seller;

            (j) the incurrence of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) or the incurrence or entering into of any transaction, contract or commitment by Seller with respect to its business, other than items incurred or entered into (as the case may be) in the Ordinary Course;

            (k) any payment, discharge or satisfaction of any claim, Encumbrance or liability by Seller other than in the Ordinary Course (whether absolute, accrued, contingent or otherwise and whether due or to become due);

            (l) any labor trouble, problem or grievance that has had or could reasonably be expected to have a Material Adverse Effect;

            (m) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property of Seller other than in the Ordinary Course;

            (n) any cancellation of any Indebtedness (as defined herein) or claims or any amendment, termination, diminution or waiver of any rights of material value to Seller;

            (o) any change in the customers or the personnel of Seller other than such routine changes which occur in the Ordinary Course;

            (p) any material decrease in the level of maintenance of any material tangible assets of Seller from that level generally in effect prior to the date hereof;

            (q) any material failure to operate the business of Seller in the Ordinary Course, including, but not limited to, any failure by Seller to make capital expenditures or investments in Seller or any failure to pay trade accounts payable consistent with past practice;

            (r) any pending, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description (including, without limitation, the enactment of any Laws (as defined herein)) that has had or could reasonably be expected to have a Material Adverse Effect; and

            (s) any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in (a) through (r) above.

      5.7. Title to Properties.

            (a) Acquired Assets. Seller has, and is transferring to Buyer, good, clear and valid record and marketable title to, and possession of, all of the Acquired Assets owned by Seller, free and clear of any Encumbrances (other than Permitted Encumbrances). Seller has, and is transferring to Buyer, valid and subsisting leasehold interests or licenses in, and possession of, all of the Acquired Assets that are leased by Seller. Seller has the full right, power and authority to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party, except as listed on Schedule 5.7(a). At and as of the Closing, Seller will convey the Acquired Assets to Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in Buyer, and Buyer will have, good and valid record and marketable title to all of the Acquired Assets, free and clear of any and all Encumbrances, except for Permitted Encumbrances. The Acquired Assets are, in all material respects, in good condition and repair and are adequate and sufficient for Seller's intended purposes, ordinary wear and tear excepted. The Acquired Assets will transfer to Buyer under this Agreement (and other documents contemplated hereby), and constitute, all of the material assets and properties (personal and mixed, tangible and intangible) and rights necessary or desirable to permit Buyer to conduct the Business consistent with Seller's past business practice.

            (b) Leases. (i) Schedule 1.1(h) contains a list of all material agreements under which real property is leased by Seller and used in connection with the Business. All of the Leased Real Property including any buildings, structures and appurtenances thereon, are, to Seller's knowledge, in good operating condition and repair, are in such condition as to permit surrender by Seller to the lessors thereof without any material cost or expense for repair or restoration if any of the Real Property Leases were terminated on the date hereof, are adequate and suitable for the uses for which intended by Seller, each has adequate rights of ingress and egress for operation of the Business in the Ordinary Course and there does not exist any condition that interferes in any material may with the use or the economic value thereof.

                  (ii) Schedule 1.1(g) contains a list of all leases or material agreements under which Seller, with respect to the Business, is lessee of or holds or operates any items of machinery, equipment, motor vehicles, computer equipment, printers, office furniture or fixtures owned by any third party, true, complete and correct copies (or, in the case of oral leases or agreements, descriptions) of which leases and agreements have been furnished to Buyer. Seller are the owners and holders of all of the leasehold estates purported to be granted by such leases or agreements and all other leases or agreements under which Seller are lessee of or hold or operate any such items owned by a third party, and each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default or, to the knowledge of Seller, event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as provided on Schedule 5.7(c)(ii) hereto, to Seller's knowledge, each of the items of machinery, equipment, printers, office furniture and fixtures covered by the Personal Property Leases is in good operating condition and repair, is in such condition as to permit surrender thereof by Seller to the lessors without any material cost or expense for repair or restoration if such leases were terminated on the date hereof, is suitable for the uses for which intended by Seller in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or economic value thereof.

      5.8. Absence of Liabilities. Except for the Assumed Liabilities, and except as set forth on Schedule 5.8 there are no material liabilities or obligations of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, and whether due or to become due) probable of assertion relating to the Business except for:

            (a) liabilities set forth or reflected (or reserved against) in the Balance Sheet that have not been paid or discharged since the date thereof;

            (b) liabilities arising under agreements or other commitments listed on Schedule 5.8(b) hereto;

            (c) current liabilities arising in the Ordinary Course subsequent to the Balance Sheet Date, that are accurately reflected on its books and records in a manner consistent with past practice; or

            (d) the Excluded Liabilities, which shall be retained by Seller.

      5.9. Consents; Transferability of Licenses, Etc.

            (a) Except as set forth on Schedule 5.9(a) hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Person or Governmental Authority is required for the execution and delivery by Seller and Globe of this Agreement and the Seller's Transaction Documents or for the consummation by Seller of the Contemplated Transactions. Except as set forth on Schedule 5.9(a), no consent of any third party is required for the transfer of the Acquired Assets as provided in this Agreement.

      5.10. Litigation, etc. Except as set forth on Schedule 5.10 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Seller, (ii) relating to or affecting the ability of Seller to execute this Agreement or the Seller's Transaction Documents or consummate the transactions contemplated herein or therein, or
(iii) which questions the validity of this Agreement or any of the Seller's Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor to Seller's and Globe's knowledge is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in
Schedule 5.10 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.11. Intellectual Property.

            (a) Schedule 5.11(a) hereto sets forth a complete and accurate list of all Intellectual Property, which is the only intellectual property or other proprietary rights of any kind or nature necessary to permit Buyer to carry on the business of Seller after the Closing as presently conducted by Seller.
Schedule 5.11(a) also includes a complete and accurate list of all United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations and applications, indicating for each the applicable jurisdiction, registration number (or application number), and date issued or filed, and all unregistered Intellectual Property. Except to the extent set forth in Schedule 5.11(a), Seller owns or has the sole and exclusive right to use all of the Intellectual Property used or necessary for use in connection with the business of Seller as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated by the Transaction Documents will not alter or impair any such right. All Intellectual Property is valid, subsisting, in full force and effect, enforceable and has not been abandoned as of the date hereof. Except as has not or would not reasonably be expected to have a Material Adverse Effect, Seller has taken all action necessary or desirable to maintain and protect each item of Intellectual Property. The Intellectual Property of Seller is free and clear of any Encumbrances other than Permitted Encumbrances and, except as set forth on
Schedule 5.11(a), is fully assignable by Seller to any Person, without payment, consent of any person or other condition or restriction. Seller does not use any Intellectual Property in connection with the Business other than as set forth on
Schedule 5.11(a). No registered Intellectual Property has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of Seller, no such action is threatened. Except as set forth in Schedule 5.11(a), no patent of Seller included in the Intellectual Property has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

            (b) License Agreements. Schedule 5.11(b) sets forth a complete and accurate list of all licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property to which Seller is a party or by which any of the assets of Seller is bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) relating to the Business (collectively, "License Agreements"). All of the License Agreements are valid and binding obligations of Seller enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity, and to Seller's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Seller under any such License Agreement. Seller has performed all obligations required to be performed by it, and Seller is not in default (or alleged to be in default) under any Contract relating to any of the foregoing in any way that would or reasonably could be expected to have a Material Adverse Effect. No party to any Contract relating to Intellectual Property has given Seller notice of its intention to cancel, terminate or fail to renew such License Agreement.

            (c) No Infringement. Seller has taken all commercially reasonable steps to maintain, police and protect the Intellectual Property of Seller. Except as disclosed in Schedule 5.11(c), (i) to the knowledge of Seller, the conduct of Seller's businesses as currently conducted does not infringe or otherwise impair or conflict with ("Infringe") any Intellectual Property rights of any Person, and the Intellectual Property rights of Seller are not being Infringed by any Person; and to the knowledge of Seller (ii) there is no litigation or order pending or outstanding, or to the knowledge of Seller, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Seller's use of any Intellectual Property owned by a third party, and, to the knowledge of Seller, there is no valid basis for the same.

            (d) Royalties. No royalties, honoraria or other fees are payable by Seller to any Person for the use of or right to use any Intellectual Property, except as set forth in Schedule 5.11(d).

      5.12. Permits. The Permits listed in Schedule 5.12 constitute all of the licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations currently used in or required for the operation of the Business as operated by Seller prior to the Closing Date except for any Permits the absence of which would not have a Material Adverse Effect. The Permits are valid and in full force and effect and there are no pending proceedings which could result in the termination, revocation, limitation or impairment of any of the Permits. Seller has not received notice of any violations in respect of any of the Permits.

      5.13. Labor and Employment Matters; ERISA Matters.

            (a) Schedule 5.13 contains a list of each employee of Seller (such employees, the "Seller Employees"). Except as set forth on Schedule 5.16, there are no employment, consulting, severance or indemnification contracts between Seller and any of the Seller Employees. Seller either has paid to date or will pay within the normal payroll cycle after the Closing Date all accrued wages, salary, commissions, vacation and sick pay accrued on or before the Closing Date for all of the Seller Employees and, agents and representatives of Seller. Seller is in compliance with Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

            (b) Except as set forth on Schedule 5.13(b), Seller maintains no employee welfare benefit plans or employee pension benefit plans (within the meaning of Section 3(1) or Section 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Seller shall be solely liable for all obligations with respect to all employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) of which Seller is or ever has been a party or by which it is or ever has been bound.

            (c) To Globe's knowledge, there are no pending investigations involving Seller by the U.S. Department of Labor or any other Governmental Agency. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against Seller. No collective bargaining agreement or modification thereof is currently being negotiated by Seller. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of Seller. No material labor dispute with Seller Employees exists or, to the knowledge of Globe, is imminent.

      5.14. Contracts, Etc. Schedule 1.1(e) sets forth a complete and accurate list of all written Contracts to which Seller is a party. As used in this Agreement, the word "Contract" means:

            (a) agreement for the purchase, sale, lease, or license of services, products, or assets that are not cancelable without penalty and that require total future payments in excess of $50,000 in any fiscal year in any instance, or entered into other than in the Ordinary Course (but excluding, for the avoidance of doubt, any such agreement whereby payments are contingent in nature);

            (b) agreements to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or to supply all of a particular customer's or customers' requirements for a certain service or product;

            (c) agreement or other commitment pursuant to which any Person has agreed to indemnify or hold harmless any other Person;

            (d) employment agreement, consulting agreement, or agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control;

            (e) agreement with any current or former Affiliate, shareholder, officer, director, employee, or consultant, or with any Person in which any such Affiliate, shareholder, officer, director, employee, or consultant has an interest;

            (f) joint venture or teaming agreement;

            (g) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof; or

            (h) agreement imposing non-competition or exclusive dealing obligations.

Seller has delivered to the Buyer true, correct and complete copies of all such Contracts, together with all amendments, modifications and supplements thereto. Each of the Contracts listed on Schedule 5.14 hereto is in full force and effect, the Seller is not in breach of any of the provisions of any such Contract (to the extent that any such breach has or could reasonably be expected to have a Material Adverse Effect), nor to Seller's knowledge is Seller or any other party to any such Contract in default thereunder, nor to Seller's knowledge does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. Seller has performed in all material respects with all obligations required to be performed by Seller to date under each such Contract. Except as set forth in Schedules 5.14(a) and 5.14(b), no approval or consent of any Person is needed in order that the Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such Contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Seller thereunder or give additional rights to any other party thereto or shall in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or the Seller's Transaction Documents.

      5.15. Environmental Matters. Except as set forth on Schedule 5.15: (a) Seller is in material compliance with all applicable Environmental Laws; (b) there is no Environmental Claim pending against the Seller with regard to the Acquired Assets, Leased Real Property, or Business; (c) Seller has obtained all material Permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws with regard to the Acquired Assets or Business (the "Environmental Permits") and is in material compliance with their requirements; (d) to the knowledge of Seller, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials (as defined herein) are being or have been treated, stored or disposed of on any real property Seller currently owns or leases for the Business other than in material compliance with applicable Environmental Laws; (e) Seller has not undertaken or completed any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation of Seller, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (f) there have been no actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Materials (the "Environmental Claims") against Seller that remain outstanding or unresolved.

      5.16. Taxes. Except as set forth on Schedule 5.16 hereto:

            (a) Neither Globe nor Seller nor any member of a Relevant Group has failed to file any Tax return required to be filed, which failure could result in the imposition of any Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise. All Taxes imposed on the Seller or any member of a Relevant Group, the non-payment of which could result in an Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise, have been or will prior to the Closing Date be paid by the Seller. All deposits required to be made by the Seller or any member of a Relevant Group in respect of any material Tax, including, without limitation, withholding taxes, have been or will be made in a timely fashion. There are no material Tax deficiencies or claims asserted against Seller or any member of a Relevant Group the non payment of which could result in any Encumbrances (other than a Permitted Encumbrance) on or against the Acquired Assets or in any liability to Buyer, as transferee or otherwise, nor is there any basis for any such deficiency or claim;

            (b) Neither Globe nor Seller is not party to any Tax allocation or sharing agreement or understanding that could, under any circumstances, require any payment by Buyer, any of its subsidiaries or any affiliate thereof after the Closing Date;

            (c) No waiver of any statute of limitations relating to Taxes has been executed or given by Seller. There are no Encumbrances with respect to Taxes upon any of the Acquired Assets or the Business. All required Tax returns relating to the Business, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects; and

            (d) No Tax return of either Globe or Seller is currently under audit by the IRS or by any other taxing authority. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Globe, threatening to assert against either Globe or Seller any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith or any adjustment that would have a Material Adverse Effect.

      5.17. Insurance. Schedule 5.17 lists all insurance Policies and binders of liability, theft, fidelity, life, fire, product liability, health, unemployment, workers' and workmen's compensation, errors and omissions and other types of insurance, self insurance practices and performance bonds covering Seller (collectively, the "Policies"). Seller maintains such policies of insurance with financially sound and reputable insurance companies, funds, or underwriters, of the kinds required to cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice of a comparable business. Seller warrants that all such Policies (a) are valid, enforceable and in full force and effect, (b) are sufficient for compliance by Seller with all requirements of Law and all Contracts to which it is a party and
(c) provide that they will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All premiums with respect to such Policies are currently paid, and no basis exists for early termination thereof on the part of the insurer. Seller is not in default with respect to its obligations under any of such Policies, nor has Seller received any notification or other indication from any insurer or agent of any intent to cancel or not to renew or increase the premiums on any such Policies. To Seller's knowledge no facts or circumstances exist which would relieve the insurer under any Policy of its obligation to satisfy in full any valid claim of the Seller thereunder. Seller has not, during the last 5 fiscal years, been denied or had revoked or rescinded any policy of insurance.

      5.18. Suppliers and Customers. Schedule 5.18 identifies each contractor, subcontractor, customer and supplier of Seller that in each case is material to the Business. Schedule 5.18 lists the products and services supplied by Seller to such customer. Except as set forth on Exhibit 5.18, there are (i) no customers of Seller accounting for more than 10% of the gross revenues of its business for the last twelve-month period, and (ii) no sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller, with respect to which alternative sources of supply are not readily available on comparable terms and conditions. No material supplier or material customer of the business of Seller has, during the past 12 months, cancelled or otherwise terminated its services or supplies to Seller or its use or purchase of the products or services of Seller, or has communicated any threat in writing to Seller to do so. Neither Seller nor Globe has any knowledge that any such supplier or customer intends to cancel, reduce or otherwise terminate its relationship with Seller or the usage or purchase of the products of Seller, or that the transactions contemplated by this Agreement will result in any such cancellation, reduction or termination.

      5.19. Subsidiaries. Seller has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.

      5.20. Certain Line Items and Related Items.

            (a) Accounts Receivable. To Seller's knowledge, all Receivables of Seller received in connection with the Business have arisen only from bona fide transactions entered into in the Ordinary Course, are the legal and binding claims of Seller, free and clear of all Encumbrances (other than Permitted Encumbrances), have been recorded in accordance with GAAP and are not and shall not be subject to any counterclaim, set-off or defense (except to the extent reserved against). Since the Balance Sheet Date, no customer has notified Seller, orally or in writing, that they intend to assert any material right to a discount, allowance or chargeback with respect to any products or services. The Receivables are current as of the date hereof. Seller has delivered to the Buyer a complete and accurate aging list of all Receivables as of a date not more than 5 days prior to the Closing Date.

            (b) Accounts Payable. The accounts payable related to Seller, as reflected on the Financial Statements or thereafter and recorded by Seller, have arisen only from bona fide transactions entered into in the Ordinary Course. All payment terms in connection therewith are consistent with past practices of Seller.

      5.21. Potential Conflicts of Interest. Except for compensation to regular employees of Seller, and as set forth on Schedule 5.21, neither Seller nor any officer, director or stockholder of the Seller, nor any Affiliate, (a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person that is a competitor, lessor, lessee, customer or supplier of Seller; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Seller is using with respect to the Business; (c) is a party to any transaction with Seller providing for the furnishing of services by, or rental or real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such Affiliate; or (d) has any cause of action or other claim whatsoever related to Seller against, or owes any amount related to Seller to, Seller, except for claims in the Ordinary Course, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

      5.22. Broker. Except as set forth in Schedule 5.23, neither Seller nor Globe has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of this Agreement or the Transaction Documents or the transactions contemplated by this Agreement.

      5.23. Delaware Reincorporation. Seller and Globe have been provided with information regarding the planned Reincorporation Merger (as defined below) and consent thereto.

      5.24. Seller Acquisition Agreements. Globe has not asserted any claim against the "Company" or any "Company Shareholder", as such terms are defined in that certain Agreement and Plan of Merger by and among theglobe.com, inc, Seller, Inc., and Seller Acquisition, Inc. dated August 30, 2004 (the "Globe Agreement"), for breach of any of the representations, warranties, or covenants in the Globe Agreement and, to the knowledge of Globe, Globe has no basis to assert any such claim.

      ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller as follows:

      6.1. Organization of the Buyer; Authority. The Buyer is corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the other Transaction Documents to which it is a party (the "Buyer Transaction Documents") and any related agreements to which it is a party and to perform the Contemplated Transactions.

      6.2. Corporate Approval; Binding Effect. The Buyer has obtained all necessary corporate action, authorizations and approvals required for the execution and delivery of the Buyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of such Buyer Transaction Documents have been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

      6.3. Non-Contravention. The execution and delivery by the Buyer of the Buyer Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the charter or bylaws of the Buyer, each as amended to date; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or accelerate the performance required by, any contract, lease, agreement, commitment or other instrument or restriction of any kind to which the Seller is a party, or result in a violation of any Law of any Governmental Authority applicable to the Buyer, or (ii) on the ability of the Buyer to perform its obligations hereunder or under the Transaction Documents.

      6.4. Governmental Consents. Except as set forth in Schedule 6.4 hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Governmental Authority is required for the execution and delivery by the Buyer of this Agreement and the Buyer Transaction Documents to which it is a party or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

      6.5. Broker. Except as set froth in Schedule 6.5, the Buyer has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of this Agreement or of the transactions contemplated by this Agreement.

      6.6. Litigation, etc. Except as set forth on Schedule 6.6 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Buyer, (ii) relating to or affecting the ability of Buyer to execute this Agreement or the Buyer's Transaction Documents or consummate the transactions contemplated herein or therein, or (iii) which questions the validity of this Agreement or any of the Buyer's Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor to Buyer's knowledge is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in Schedule 6.6 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      6.7. Financing. Buyer has received financing commitments in an amount of at least $30,000,000.

      6.8. Reincorporation Merger. Buyer has approved a reincorporation of Buyer to the State of Delaware by virtue of a merger of Buyer with and into its wholly-owned Delaware subsidiary named RelationServe, Inc. (the "Reincorporation Merger"). The Reincorporation Merger has been approved by the Board of Directors and the stockholders of Buyer, and will be effective upon the filing of certificates of merger with the Delaware and Nevada Secretary of State. The Reincorporation Merger is expected to occur following the date of execution of this Agreement and prior to the Closing Date. Upon effectiveness of the Reincorporation Merger, the representations and warranties, covenants and conditions of Buyer made herein, and to be made at Closing, and the term "Buyer," as used in this Agreement, will, for all purposes, mean RelationServe, Inc., as Buyer, and as public parent holding company of the businesses owned and operated by Buyer. Following the effective time of the Reincorporation Merger, RelationServe, Inc. shall change its name to RelationServe Media, Inc. and each of the representations and warranties contained herein shall continue to be true and correct, except that references to the Nevada incorporation of Buyer shall be replaced with Delaware and the Delaware corporation shall be bound by all the covenants and conditions of Buyer as stated herein.

      ARTICLE 7. COVENANTS

      7.1. Operations Prior to the Closing Date. Except as set forth on Schedule
7.1 and except as otherwise permitted by the prior written consent of Buyer, during the period from the date of this Agreement to the Closing Date: (i) the business of Seller shall be conducted only in, and neither Globe nor the Seller shall take any action except in, the Ordinary Course; and (ii) Globe and Seller shall use their reasonable best efforts to preserve the business of Seller substantially intact, to preserve the value of the assets and properties, wherever located, that are material to Seller in existence on the date hereof, to comply with all Laws and requirements of any Governmental Authority applicable to Seller and to preserve the present relationships of Seller with customers, suppliers and other persons with which Seller has business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Seller shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do, or propose or agree to do, any of the following, except as set forth on Schedule 7.1 hereto and except as permitted by the prior written consent of Buyer:

            (a) either (i) split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Capital Stock, or (ii) purchase, redeem or otherwise acquire any shares of Capital Stock or the Capital Stock of any of its subsidiaries or any other securities thereof or any rights, warrants, or options to acquire any such shares or other securities. Buyer understands and agrees that Globe relies upon Seller to meet Globe's liquidity needs and that, prior to Closing, Globe will continue to cause Seller to distribute funds to Globe;

            (b) issue, deliver, sell, pledge or otherwise encumber any shares of its Capital Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

            (c) amend its charter or bylaws or other comparable organizational documents, as applicable;

            (d) agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture or other entity or division thereof or (y) any assets that individually or in the aggregate are material to Seller, except for purchases of inventory in the Ordinary Course;

            (e) either (i) incur any Indebtedness or guarantee any Indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course consistent with the Ordinary Course, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than Seller or any direct or indirect subsidiary of Seller or to officers and employees of Seller or any of its subsidiaries for travel, business or relocation expenses in the Ordinary Course;

            (f) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment discharge, settlement or satisfaction in the Ordinary Course of liabilities reflected or reserved against in, or contemplated by, the Financial Statements, incurred since the date of such Financial Statements in the Ordinary Course, or which do not in the aggregate have a Material Adverse Effect;

            (g) either (i) amend (other than as required by Laws) any benefit plan of Seller in any material respect, (ii) increase the compensation or bonus opportunity of any employee of Seller, except for any increases in the Ordinary Course, or (iii) grant any additional equity based compensation to any employee of Seller, except for grants in the Ordinary Course;

            (h) make or agree to make any new capital expenditure or capital expenditures which individually is in excess of $10,000 or in the aggregate are in excess of $25,000;

            (i) make any change to its accounting methods, principles or practices, except as may be required by GAAP;

            (j) make any tax election with respect to Seller;

            (k) sell (except in the Ordinary Course), assign, pledge, dispose of or encumber any of the assets or properties of Seller;

            (l) fail to defend or initiate any matter or proceed with any matter before any governmental, regulatory or administrative authorities that is necessary to protect Seller;

            (m) fail to (i) maintain the assets or properties of Seller in customary repair, order and condition in all respects, (ii) maintain insurance for Seller reasonably comparable in all material respects to that in effect on the date of this Agreement or (iii) in the event of a casualty, loss or damage to any of the assets or properties of Seller prior to the Closing Date for which the Seller are insured, either repair or replace such damaged assets or, at the option of the Buyer, transfer the proceeds of such insurance to the Buyer;

            (n) fail to comply with all Laws and all material contractual obligations applicable to Seller;

            (o) terminate, replace, settle any dispute under, amend or otherwise modify any material Contract or waive any of the obligations of the parties (other than the Seller's) to such material Contracts or the Seller's rights under any of such agreements relating to the Business; or

            (p) enter into or agree to any contract, commitment, arrangement or understanding in relation to the Business which, if entered into on the date hereof, would be required to be disclosed on a Schedule to this Agreement, unless disclosed to Buyer.

      7.2. Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Articles 5 or 6 of this Agreement inaccurate as of the Closing Date. Each party hereto shall promptly notify the other of any proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of the Contemplated Transactions. Globe and Seller shall promptly notify the Buyer of
(a) any proceeding that may be threatened, brought, asserted or commenced against it which if such proceeding had arisen prior to the date hereof would have been required to be disclosed to Buyer hereunder; (b) any fact which, if known on the date of this Agreement, would have been required to be set forth or disclosed pursuant to this Agreement; and (c) any actual, impending or threatened breach of any of the representations and warranties contained in this Agreement and with respect to the latter, shall use their best efforts to remedy such actual, impending or threatened breach.

      7.3. Notification by the Seller of Certain Matters. During the period prior to the Closing Date, the Seller will promptly advise the Buyer in writing of (a) any adverse change in the Business, (b) any written notice or other formal communication from any third Person alleging that the consent of such third Person is or may be required in connection with the Contemplated Transactions and (c) any material default under any Contract or event of which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date.

      7.4. Access to Information. From and after the date hereof, the Seller shall give, or cause to be given, to Buyer and its representatives, employees and financing sources, timely access to all of its the titles, contracts, books, records, files, documents, and personnel as the Buyer shall reasonably request, furnish to the Buyer all such information concerning its business and affairs as the Buyer reasonably may request and cause its independent public accountants to permit Buyer and its representatives to examine all records and working papers in order to permit an independent accounting firm selected by the Buyer to conduct an audit of the Business's financial statements in a diligent manner.

      7.5. No Negotiation. (a) Except as specifically set forth in this Section
7.5 hereof, until the earlier of the Closing or the termination of this Agreement pursuant to Article 12 hereof (the "Exclusivity Period"), neither Globe nor Seller shall, directly or indirectly, individually or through any of their respective officers, directors, stockholders, employees, representatives, agents, affiliates, or otherwise (collectively, the "Representatives") initiate, solicit or encourage, or respond to (other than to say that they are contractually obligated not to respond, and referring such party to public disclosure regarding this Agreement, but shall not otherwise respond, including, without limitation, by way of furnishing non-public information or assistance) any proposals, inquiries or offers from any person or entity, including, but not limited to, any stockholder of Globe or Seller ("Third-Party"), or enter into any confidentiality agreement, due diligence agreement, letter of intent, purchase agreement, merger agreement or other arrangement, regarding any proposed sale of all or any portion of the Acquired Assets or control thereof, whether by means of a sale or exchange of shares, sale of assets, whether in whole or in part, merger, recapitalization, liquidation or otherwise ("Third-Party Acquisition"). Except as specifically set forth in this Section 7.5, during the Exclusivity Period, neither Globe nor Seller shall have, and shall take reasonable efforts to cause their Representatives not to have, any discussions, conversations, negotiations or other communications relating to any Third-Party Acquisition with any Third-Party expressing interest therein, and shall immediately discontinue negotiations with any Third-Party with which it heretofore has engaged in negotiations or discussions regarding any Third-Party Acquisition (an "Existing Potential Acquiror"). During the Exclusivity Period, Globe and Seller immediately shall notify Buyer of all terms of any written inquiry, contact, communication, or proposal by any Third-Party with respect to any Third-Party Acquisition that is received by either of them or any of their Representatives (including the response thereto), and promptly (within 72 hours of receipt) shall provide Buyer with a copy of any such written inquiry, contact, communication or proposal. With respect to any oral inquiry, contact, communication or proposal, Globe and Seller shall document the same in writing (including the response thereto) and reasonably promptly provide Buyer with a copy of the same. Seller agrees that: if this Agreement is terminated by Seller as a result of its acceptance of a Superior Proposal, then upon the earlier of such termination or acceptance, Globe and Seller immediately shall become obligated to pay and shall pay to Buyer by wire transfer (in immediately available funds) liquidated damages in the amount of One Million Dollars ($1,000,000) (the "Fee"), which Globe and Seller acknowledge is reasonable under the circumstances and designed to compensate Buyer for the lost opportunity to consummate the Contemplated Transactions. This Fee will serve as the exclusive remedy to Buyer hereunder in the event of payment required as a result of the arrangements set forth herein, including, but not limited to, Buyer's damages relative to its efforts, expenses and costs incurred in evaluating the Contemplated Transactions. The parties acknowledge that the foregoing provisions do not necessarily require Globe or Seller to provide Buyer a written summary of on-going discussions with a third party, nor shall Seller be required to document to Buyer any oral inquiry, contact, communication or proposal that does not materially change any inquiry, contact, communication or proposal previously provided by Buyer.

            (b) The parties acknowledge that prior to the Closing, in response to a bona fide unsolicited written proposal for a Third-Party Acquisition that did not result from the breach of this Section 7.5 (a "Third-Party Proposal") and following delivery to Buyer of notice and a copy of the Third-Party Proposal in compliance with its obligations under Section 7.5 hereof, Globe and Seller may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with customary terms comparable to those in place with Buyer or already in place with regard to Existing Potential Acquirors) to any Third-Party which makes a bona fide written Third-Party Proposal if, and only if, prior to taking such action: (A) a majority of Globe's Board of Directors determines in good faith (after consultation with its financial advisors) that the transactions contemplated by such Third-Party Proposal are capable of being completed and that such Third-Party Proposal is or is reasonably expected to result in a Superior Transaction (as defined herein) and (B) a majority of Globe's Board of Directors determines in good faith (after receiving the advice of outside legal counsel) that the failure to pursue such Superior Proposal would likely result in a reasonable possibility of a breach of their fiduciary duties as directors under applicable law and (C) Sellers comply in all material respects with the information and notice obligations set forth in this Section 7.5.

            (c) For purposes of this Agreement, "Superior Proposal" means a bona fide Third-Party Proposal to purchase at least a majority of the outstanding equity securities of either Globe or Seller pursuant to a stock purchase agreement, tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the Acquired Assets, recapitalization or similar transaction involving the Seller, on terms which a majority of Globe's Board of Directors determines in good faith (after consultation with its financial advisors) to be superior to Globe and its shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to (i) the transactions contemplated hereby and (ii) any alternative proposed by Buyer in accordance with Section 7.5(d) (taking into account the same factors, including whether it is reasonably capable of being consummated) (any such transaction being referred to herein as a "Superior Transaction").

            (d) Seller and Buyer agree that, notwithstanding anything to the contrary herein, prior to the Closing, Globe and Seller, and/or their Board of Directors, may take the actions otherwise prohibited by Section 7.5(a), subject to the conditions of and as limited by Section 7.5(b)

            (e) Buyer agrees that nothing contained in this Section 7.5 shall prohibit Globe from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, with respect to any tender offer or from making any disclosure to Globe shareholders which the Board of Directors determines, on the advice of counsel, that it is required to disclose under applicable law.

            (f) If at any time prior to the Closing, a Superior Proposal is received by the Seller and the Board of Directors of Globe determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to withhold or withdraw its recommendation of the Contemplated Transaction (as defined herein) and to enter into an agreement to effect the Superior Proposal in order to comply with its fiduciary duties to its shareholders under applicable law, then the Globe Board of Directors may withhold or withdraw its recommendation of this Transaction; provided that the Globe Board of Directors may not withdraw its recommendation pursuant to this Section 7.5(f) unless and until (i) four (4) Business Days have elapsed following delivery to Buyer of a written notice of such determination by the Board of Directors of Globe, and during such four (4) Business Day period Globe has fully cooperated with Buyer, including, without limitation, informing Buyer of the terms and conditions of such Superior Proposal and the identity of the Third-Party making such Superior Proposal and providing to Buyer copies of all documents required by Section 7.5(a), with the intent of enabling the parties hereto the opportunity to Buyer to negotiate and attempt to agree to a modification of the terms and conditions of this Agreement to provide at least equivalent value to the Seller as determined in the reasonable and good faith exercise of the discretion of the Board of Directors of Globe, so that the transactions contemplated hereby may be effected; and (ii) at the end of such four (4) Business Day period the Third-Party Proposal continues in the good faith judgment of the Board of Directors of Globe to constitute a Superior Proposal compared to the Contemplated Transaction or any other offer made by Buyer and the Board of Directors of Globe confirms its determination (after receiving the advice of outside legal counsel) that it is necessary to withhold or withdraw its recommendation of the Transaction and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties to its shareholders under applicable law.

            (g) Notwithstanding anything herein to the contrary, this Section
7.5 shall survive the termination of this Agreement.

      7.6. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Articles 8 and 9 of this Agreement.

      7.7. Escrowed Funds. On the date hereof, the Buyer shall place the Escrow Amount into escrow pursuant to the Escrow Agreement. Prior to Closing, the Escrow Amount shall only be payable to Seller pursuant to Section 12.2 hereof.

      7.8. Confidentiality. Prior to, on and after the Closing Date and for a period of two (2) years thereafter, Globe, Seller and Buyer agree to (and shall cause their respective Affiliates and representatives to) maintain the confidentiality of all confidential or proprietary information of Seller and Buyer, and agree not to, directly or indirectly, disclose any such confidential or proprietary information except to the extent that disclosure of any portion thereof is required by law or determined to be necessary to comply with any legal or regulatory order, regulation or requirement or to the extent the information becomes generally available to the public other than as a result of a disclosure by Seller or Buyer.

      7.9. Expenses. Except as otherwise set forth herein, Buyer on the one hand, and Globe and Seller on the other hand, shall each bear their own respective expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement and the Transaction Documents and in connection with all obligations required to be performed by each of them under this Agreement and the Transaction Documents, whether or not the transactions contemplated hereby and thereby are consummated.

      7.10. Public Announcements. Globe, Seller and Buyer shall consult with each other before issuing any press release, public announcement or other public statement concerning the contemplated Transactions or any transaction contemplated by this Agreement or any of the Transaction Documents, and shall not issue any such public announcement, press release or public statement prior to such consultation, except as may be required by law. Copies of any such announcement or filings shall be delivered to the other parties hereto prior to release.

      7.11. Information Statement.

            (a) As promptly as reasonably practicable following the date of this Agreement, Globe shall, with the assistance of Buyer, prepare and mail the information statement to be sent to the stockholders of Globe in connection with obtaining stockholder approval of the Contemplated Transactions (as amended or supplement, the "Information Statement"). Buyer and Globe will cooperate with each other in the preparation of the Information Statement. Without limiting the generality of the foregoing, (i) Globe will provide Buyer with a reasonable opportunity to review and comment on the Information Statement and (ii) Buyer will furnish to Globe true and correct information relating to it and its arrangements with Seller Management required by applicable securities laws to be set forth in the Information Statement.

            (b) Globe agrees that none of the information supplied or to be supplied by Globe for inclusion or incorporated by reference in the Information statement will, at the date it is first mailed to the stockholders of Globe, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they are made, not misleading.

            (c) Globe shall use its reasonable best efforts, after consultation with buyer, to resolve all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. Each of Buyer and Globe agree to correct any information provided by it for use in the Information Statement which shall have become false or misleading. Globe shall as soon as reasonably practicable notify Buyer of the receipt of any comments from or other correspondence with the SEC staff with respect to the Information Statement and any request by the SEC for any amendment to the Information Statement or for additional information (and promptly deliver a copy of such comments, correspondence or request to Buyer). Globe shall use its reasonable best efforts to cause the Information Statement to be mailed to Globe's stockholders as promptly as practicable after the Information Statement is cleared by the SEC.

      7.12. Stockholder Approval. Glove shall obtain stockholder approval of the Contemplated Transactions by written consent within seven (7) days following the date hereof.

      7.13. Operational Representations. Globe shall use its reasonable best efforts (but shall not be required to incur any separate payment therefore) to secure the Operational Representations as to which Globe and Seller (and/or Buyer for the purpose of any of the rights of Buyer under any of the Management Agreements, including, without limitation, any escrowed property provided by Seller Management) shall be beneficiaries. The foregoing shall not require the Seller or Globe to procure the agreement of Seller Management that their Operational Representations may be relied upon by Buyer.

      7.14. Availability of Financing. Buyer shall use its reasonable best efforts to provide that there shall have been funded into one or more escrow accounts within thirty (30) days of the date of this Agreement not less than $30,000,000 which shall be available to Buyer for the purposes of the Purchase Price payable at the Closing pursuant to this Agreement, without condition other than as relate to closing of the Contemplated Transactions, execution and delivery by Buyer of definitive securities purchase and related agreements (including, without limitation, perfection of any security interest in and to any Acquired Assets), and issuance of securities to the purchasers thereof. In the event that within such thirty (30) day period, Seller shall not have been provided evidence that such funds have been received in escrow, Seller and Globe may, at any time thereafter, (i) terminate this Agreement and receive the Termination Fee (as defined herein); (ii) terminate Section 7.5 hereof and seek an alternative transaction which Seller and Globe shall have the right to close such transaction without any liability to Buyer for payment of a Fee under
Section 7.5; and/or (iii) take no action.

      ARTICLE 8. POST-CLOSING COVENANTS.

      8.1. Transferred Employees.

            (a) Offer of Employment. Subject to and in accordance with the provisions of this Section 8.1, Buyer shall, effective upon the Closing, offer full-time employment to each of the Seller employees employed by Seller as of the Closing Date that Buyer, in its sole discretion, elects to offer employment, as listed on Schedule 5.16 hereof, on terms and conditions substantially equivalent to the terms and conditions of employment and benefits for current employees of Buyer in similar job classifications and grades. Buyer shall hire all of the Seller employees who accept such offer. Buyer will deliver to Seller a list of all of the Seller employees who have accepted an offer of employment from Buyer promptly after the Closing. Each of the Seller employees who actually becomes a full-time employee of Buyer upon the Closing is hereinafter referred to as a "Transferred Employee."

            (b) Transition. The employment of each Transferred Employee by Seller shall end effective as of the close of business on the day before the Closing Date and the employment of the Transferred Employees by Buyer shall commence at or after 12:01 a.m. on the Closing Date.

            (c) Retention of Employees Prior to Closing. Seller shall expend its reasonable efforts to assist Buyer in securing the employment on the Closing Date of the Seller employees; provided, however, that Seller shall not be required to incur any financial obligation beyond continuing to pay for current employee compensation and benefits prior to the Closing in connection with the foregoing unless otherwise required by this Agreement.

            (d) Compensation and Benefits of Transferred Employees. Coverage for Transferred Employees under Buyer's benefit plans and programs shall commence as of 12:01 a.m. on the Closing Date. Buyer shall give each Transferred Employee credit for such Transferred Employee's years of most recent continuous service (including time during approved leaves of absences of less than 26 weeks) with Seller for purpose of determining participation and benefit levels under all of Buyer's vacation policies and benefit plans and programs, unless otherwise prohibited by law or the terms of any of Buyer's benefit plans and programs, and shall give each Transferred Employee credit for any accrued vacation time to which each Transferred Employee would be entitled immediately prior to Closing under Seller's current vacation policy. Seller shall retain responsibility for any claims under their health insurance policies made by Transferred Employees arising out of insurable losses incurred or claims accrued on or prior to the Closing Date.


            (e) Employees Other than Transferred Employees. Seller shall retain responsibility for Employees that are neither offered nor accepted employment with Buyer and for employees of the Business listed on Schedule 8.1(e).

            (f) All liabilities or obligations to any Seller Employee resulting from Buyer's failure to offer employment to any Seller Employee shall be and remain the sole responsibility and liability of the Seller.

      8.2. Access.

            (a) After the Closing Date, Globe and Seller agree to make available to the Buyer for inspection and copying at the Buyer's expense, at reasonable times upon request, any records and documents relating to the Business which were not delivered to the Buyer at Closing and were retained by Globe or Seller which, at the time of such request, are in the possession or control of the Seller and all Tax returns. In addition, Globe and Seller agree to provide reasonable assistance in the collection of information or documents and make available to Buyer any financial data and other information retained by Seller relating to Seller, and will make available such former employees of the Business that at the time shall be employed by Globe or Seller, as Buyer shall from time to time reasonably request, in connection with claims or actions brought by or against third parties based on events or circumstances concerning Seller and to permit Buyer to prepare any Tax returns and in connection with any examination by any Governmental Authority of Tax returns relating to the Business or Seller, as applicable, for periods from and after the Closing Date. Seller's reasonable expenses in connection therewith shall be reimbursed by Buyer. Seller and its principals shall cooperate with Buyer and its accountants in the preparation of all financial statements contemplated by this Agreement or required to be filed by Buyer under applicable Law. Such cooperation shall include, but not be limited to, issuing representation letters to the Buyer's accountants with respect to all financial statements of Globe and Seller covering dates or periods on or prior to the Closing Date.

            (b) Subsequent to the Closing Date, Buyer shall provide Globe and Seller with such assistance (including provision of records) as may reasonably be requested by Globe and Seller in connection with the preparation of any Tax Return, the response to any audit or other examination by any Governmental Authority, or an judicial or administrative proceedings relating to any liability for Taxes.

      8.3. Covenant Not to Compete.

            (a) Seller and Globe acknowledge and recognize the highly competitive nature of the industry in which Seller and the Business operate. Accordingly, in consideration of the premises contained herein and the consideration to be received hereunder, neither Globe nor Seller shall, during the Non-Competition Period (as defined below), anywhere in North America: (i) directly or indirectly engage, whether or not such engagement shall be as a member, partner, stockholder, affiliate or other participant, in any Competitive Business (as defined herein), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) knowingly or intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Buyer and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of Buyer with respect to the Business, (iii) induce any employee of Buyer to terminate his or her employment with Buyer or to engage in any Competitive Business in any manner described in the foregoing clause (i) or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i). Anything contained in this Section 8.3 to the contrary notwithstanding, an investment by Globe or Seller in any publicly traded company in which either Globe or Seller and their affiliates exercise no operational or strategic control and which, collectively, constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 8.3.

            (b) As used herein, "Non Competition Period" shall mean the period commencing on the Closing Date hereof and terminating 5 years from the Closing Date.

            (c) "Competitive Business" shall mean any business engaged in the development, sales and support of online and offline direct-response marketing services or that is substantially similar to the services and products offered by the Seller as of the date hereof.

            (d) Seller and Seller understand that the foregoing restrictions may limit their ability to earn income in a business similar to that of the Buyer, following Closing but they nevertheless acknowledge that they have received and will receive sufficient consideration and other benefits provided hereunder to clearly justify such restrictions.

            (e) Globe, Seller and Buyer recognize and acknowledge that the restrictions set forth herein are reasonable as to form and scope. Notwithstanding the foregoing, it is the desire and intent of the parties that the provisions of this Section 8.3 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this
Section 8.3 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to (i) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made or (ii) otherwise to render it enforceable in such jurisdiction.

            (f) Each of Buyer, Globe and Seller acknowledges and understands that the provisions of this Section 8.3 are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Section
8.3 would cause the Buyer irreparable harm. In the event of a breach or threatened breach by Globe or Seller of the provisions of this Agreement, the Buyer shall be entitled to an injunction restraining Globe and Seller from such breach without requirement to post bond or otherwise prove damage. Nothing contained in this Section 8.3 shall be construed as prohibiting the Buyer from or limiting the Buyer in pursuing any other remedies available for any breach or threatened breach of this Agreement.

      8.4. Nondisparagement. After the Closing Date, none of the parties will disparage any other party hereto or any of such party's managers, directors, officers, employees, representatives or agents, successors or assigns.

      8.5. Forwarding of Inquiries. After the Closing Date, Globe and Seller shall forward, in a reasonable and prompt manner, all inquiries relating to the Business to such persons, offices or locations as the Buyer shall designate in writing.

      8.6. Name Change. From and after the Closing Date Seller shall not use for any commercial purposes a name containing "Seller" or any derivative thereof, in any manner and for any purpose whatsoever.

      8.7. Further Assurances. At any time and from time to time after the Closing Date, each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other action as the other may reasonably request to carry out the transactions contemplated by this Agreement. Globe and Seller agree to perform all acts that are reasonably within their purview, authority and/or ability and deliver all documents reasonably requested by Buyer to perfect and confirm Buyer's rights to the Acquired Assets, including, without limitation, the Intellectual Property being transferred to Buyer hereunder, including documents for filing with the U.S. Patent and Trademark Office, the U.S. Copyright Office, Network Solutions, Inc., and other administering parties or offices concerning intellectual property.

      8.8. Taxes; Tax Treatment. All sales Taxes and transfer Taxes incurred in connection with the Contemplated Transactions shall be borne by Seller.

      8.9. Collection of Accounts Receivable. After the Closing Date, Seller shall use commercially reasonable efforts to collect any Accounts Receivable that were generated in connection with the Business prior to the Closing Date which shall be retained by Buyer for its own accounting, Globe and Seller shall promptly remit to Buyer (within 2 business days) any payments on Accounts Receivable received by Seller or Globe after the Closing Date. After the Closing Date, Buyer shall have the right to notify any customers who owe Seller any amounts properly payable to Buyer to send their payments directly to Buyer.

      ARTICLE 9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of the Buyer to consummate the Closing and to make all payments of the Purchase Price shall be subject to the satisfaction at or prior to the Closing of each of the following the parties shall have (A) to meet our obligations to deliver, (B) sign our management conditions (to the extent noncompliance is not waived in writing by the Buyer):

      9.1. Representations and Warranties True at Closing; Compliance with Covenants; Corporate Approvals.

            (a) The representations and warranties made by Globe and Seller in or pursuant to this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

            (b) Globe and Seller shall each have performed and complied in all material respects with all of their covenants, obligations and conditions under this Agreement to be performed or complied with by each of them on or prior to the Closing;

            (c) all corporate approvals necessary to authorize the Contemplated Transactions shall have been obtained by Globe and Seller.

The Buyer shall have received a certificate, executed by an executive officer of each or Globe and Seller and dated as of the Closing Date, to the foregoing effect and certifying to (x) the adoption and copies of resolutions of the Board of Directors and shareholders, each Seller approving the Contemplated Transactions; (y) the incumbency of officers of each of Globe and Seller who are executing this Agreement or any of the Seller's Transaction Documents or certificates contemplated hereunder; and (z) attached copies of Seller's charter and bylaws.

            (d) Globe and Seller shall deliver to Buyer (i) a certificate of good standing of Globe and Seller, as of the most recent practicable date, from the Secretary of State of the states of incorporation of each of Globe and Seller; and (ii) certificates from the Secretary of State of the appropriate official in each state in which such Globe and Seller is qualified to do business to the effect that Globe and Seller are in good standing in such state; in each case, dated as of a date not more than 5 Business Days prior to the Closing Date.

      9.2. Consents. Globe, Seller and Buyer shall have obtained all necessary consents of third parties to the Contemplated Transactions, including, without limitation, any consents required by the Contracts and any required consents of any creditors, lessors, suppliers and Governmental Authorities, including, without limitation, those set forth in Schedules 5.9(a) and 5.9(b), copies of which shall have been delivered to Buyer;

      9.3. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body: (a) in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or (b) in connection with any claim for damages in excess of $5,000 against the Seller.

      9.4. Release of Encumbrances. All Encumbrances (other than Permitted Encumbrances) shall have been released on or prior to Closing.

      9.5. Governmental Permits and Approvals. The parties shall have received all necessary Permits and approvals from any Governmental Authority.

      9.6. Opinion of Counsel. Proskauer Rose LLP, counsel to Seller, and Delaware counsel to Seller, shall have delivered to the Buyer a written opinion, addressed to the Buyer and dated the Closing Date, substantially in the form of Exhibit C hereto (the "Seller's Opinions").

      9.7. Documents of Transfer. The Seller shall have delivered to Buyer all documents of transfer representing all of the Acquired Assets, duly endorsed in blank or with duly executed powers attached, in proper form for transfer and with required transfer stamps, if any, affixed.

      9.8. Records. Seller shall have delivered to Buyer all of the minute books, stock ledgers and similar records of Seller.

      9.9. Holdback Escrow Agreement. Seller and Escrow Agent shall have delivered a duly executed copy of the Holdback Escrow Agreement to Buyer.

      9.10. Management Agreements. Each of the individuals listed on Schedule
9.11 hereto shall have delivered to Buyer a duly executed copy of that certain:
(a) Representation Certification substantially in the form annexed hereto as Exhibit D hereto; (b) Employment Agreement, substantially in the form annexed hereto as Exhibit E hereto; and (c) Stock Agreement, substantially in the form annexed hereto as Exhibit F hereto; and (d) Escrow Agreement, substantially in the form of Exhibit G hereto, between each of the individuals listed on Schedule 9.11, and Buyer, dated as of the date hereof, (the "Management Agreements").

      9.11. Seller Management. Paul Soltoff, Eric Obeck, Donald Gould, Harry Greene, Irvine Brechner, Nadine Brechner, and Allen Vance (collectively, "Seller Management") shall have executed and delivered to Globe a Securities Redemption Agreement providing for, among other things, the repurchase of certain shares of the common stock of Globe held by Seller Management on terms acceptable to Globe (the "Redemption Agreement").

      9.12. Termination Agreement. Seller Management shall have executed and delivered to Globe a Termination Agreement providing for, among other things, the cancellation of certain options and warrants on terms acceptable to Globe (the "Termination Agreement").

      9.13. No Material Adverse Change. There shall not have occurred a Material Adverse Effect since the date hereof.

      9.14. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyer and its counsel and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

      9.15. Operational Representations. Globe shall have received the Operational Representations from Seller Management (but shall not be required to incur any separate payment therefore) in form and substance satisfactory to Globe on which Buyer shall be able to rely for the purpose of any of the rights of Buyer under any of the Management Agreements, including, without limitation, against any escrowed property provided by Seller Management. The foregoing shall not require the Seller or Globe to procure the agreement of Seller Management that their Operational Representations may be relied upon by Buyer.

      9.16. Fairness Opinion. Globe shall have received a favorable fairness opinion from Thomas Weisel Partners.

      ARTICLE 10. CONDITIONS PRECEDENT TO OBLIGATIONS OF GLOBE AND SELLER. The obligation of Globe and Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by Globe and Seller):

      10.1. Representations and Warranties True at Closing; Compliance with Covenants; Corporate Approvals. (a) The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

            (b) Buyer shall have performed and complied with all of its covenants, obligations and conditions under this Agreement that are to be performed or complied with by it at or prior to the Closing;

            (c) all corporate approvals necessary to authorize the Contemplated Transactions shall have been obtained by Buyer; and

            (d) Buyer shall have delivered a certificate of good standing of Buyer, as of the most recent practicable date, from the Secretary of State of the state of incorporation of Buyer.

Seller shall have received a certificate, executed by an executive officer of Buyer and dated as of the Closing Date, to the foregoing effect and certifying to: (a) the adoption and copies of resolutions of the Board of Directors of Buyer approving the Contemplated Transactions; (y) the incumbency of officers of Buyer who are executing this Agreement or any of the Buyer Transaction Documents or certificates contemplated hereunder; and (z) attached copies of the Buyer's charter and bylaws.

      10.2. Consents. Globe, Seller and Buyer shall have obtained any necessary consents of third parties to the Contemplated Transactions including, without limitation, any consents required by the Contracts and any required consents of any creditors, suppliers and Governmental Authorities, including, without limitation, those set forth in Schedules 5.9(a) and 5.9(b).

      10.3. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      10.4. Governmental Permits and Approvals. The parties shall have received all necessary approvals from any Governmental Authority.

      10.5. Purchase Price. Buyer shall have delivered to Seller the Closing Amount to Seller and delivered to the Escrow Agent the Holdback Amount.

      10.6. Escrow Agreement. Buyer and Escrow Agent shall have delivered a duly executed copy of the Holdback Escrow Agreement to Buyer and deposited the Holdback Amount with the escrow agent therefore.

      10.7. Seller Management. Seller Management shall have executed and delivered to Globe the Redemption Agreement and the Termination Agreement, each on terms acceptable to Globe.

      10.8. Options and Warrants. Certain Persons (as designated by Globe) whose options and/or warrants to purchase Globe common stock shall have agreed to the termination of such options and/or warrants on terms reasonably satisfactory to Globe

      10.9. Opinion of Counsel. Olshan Grundman Frome Rosenzweig & Wolosky, LLP, counsel to Buyer, shall have delivered to the Seller and Globe a written opinion, addressed to the Seller and Globe, and dated the Closing Date, substantially in the form of Exhibit H hereto (the "Buyer's Opinion").

      10.10. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to Seller in connection with the transactions contemplated by this Agreement (including expiration of the applicable waiting period after distribution of the Information Statement to Globe's stockholders) shall be satisfactory in all reasonable respects to Seller and their counsel, and Seller shall have received the originals or certified or other copies of all such records and documents as the Seller may reasonably request.

      10.11. Operational Representations. Globe shall have received the Operational Representations from Seller Management in form and substance satisfactory to Globe.

      10.12. Fairness Opinion. Globe shall have received a favorable fairness opinion from Thomas Weisel Partners.

      ARTICLE 11. INDEMNIFICATION.

      11.1. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement, the Transaction Documents or otherwise made in writing in connection with the Contemplated Transactions (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any pre-Closing investigations, examinations, or prior knowledge of Buyer or any due diligence conducted by Buyer, shall be deemed to have been relied on by the Buyer and shall survive the consummation of the transactions contemplated hereby and the payment of the Purchase Price until 5:00 p.m. EST on the date that is one year and forty-five days following the Closing Date (such period, the "Indemnification Period"), and thereafter until resolved if a claim in respect thereof has been made prior to such date), except that (i) any representation of Globe or Seller with respect to Tax matters, environmental matters and employee benefit matters shall survive until expiration of the statute of limitations applicable to claims with respect to such matters, and (ii) any representation of Globe or Seller with respect to title matters shall survive for five years. Each representation and warranty made by Globe or Seller or the Buyer in this Agreement shall expire on the last day, if any, that Claims (as defined herein) for breaches of such representation or warranty may be made pursuant to this
Article 11, except that any such representation or warranty that has been made the subject of a Claim prior to such expiration date shall survive with respect to such Claim until the final resolution of such Claim pursuant to this Article 11.

      11.2. Indemnity by Globe and Seller. Regardless of any pre-Closing investigations, examinations or prior knowledge of the Buyer or any due diligence conducted by Buyer, each of Globe and Seller, severally and not jointly, agrees to indemnify and hold Buyer and its Affiliates and their respective officers, directors, stockholder, employees and agents (collectively, Ithe "Buyer Indemnified Group") harmless from and with respect to any and all losses, assessments, liabilities, claims, damages, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' and accountants' fees and disbursements ("Losses") related to, or arising directly or indirectly out of:

            (a) any failure to perform or breach by either Globe or Seller of any representation or warranty (other than an Operational Representation, which is addressed in clause (d) below), covenant, obligation or undertaking made by either Globe or Seller in any Transaction Document (including the Schedules and Exhibits hereto or thereto), or in any other statement, certificate or other instrument delivered pursuant hereto or thereto, or any misrepresentation contained therein;

            (b) the ownership or operation of the Business prior to the Closing Date other than Assumed Liabilities;

            (c) the Excluded Assets and all liabilities other than Assumed Liabilities; and

            (d) any breach of an Operational Representation made by Globe or Seller, but only to the extent that such breach of an Operational Representation is not also a breach of the corresponding Operational Representation made by Seller Management in the Redemption Agreement (or other agreement that contains Operational Representations by Seller Management).

      11.3. Indemnity by the Buyer. The Buyer agrees to indemnify and hold Seller harmless from and with respect to any and all Losses related to, or arising directly or indirectly out of, any failure to perform or breach by the Buyer of any representation or warranty, covenant, obligation or undertaking made by the Buyer in any Transaction Document (including the Schedules and Exhibits hereto and thereto), or in any other statement, certificate or other instrument delivered pursuant hereto and as a result of Buyer's ownership and operation of the Business following Closing.

      11.4. Claims.

            (a) Notice. Any party seeking indemnification hereunder (the "Indemnified Party") shall promptly notify the other party hereto (the "Indemnifying Party") of any action, suit, proceeding, claim, demand, assessment, judgment, cost, expense or breach (a "Claim") with respect to which the Indemnified Party claims indemnification hereunder, by delivering a written notice thereof together with a statement setting forth such information with respect to such Claim as the Indemnified Party shall then have (an "Indemnification Notice") provided that failure of the Indemnified Party to give an Indemnification Notice shall not relieve the Indemnifying Party of its obligations under this Section 11.4 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby in its ability to defend the suit, action, claim, proceeding or investigation for which such indemnification is sought by reason of such failure.

            (b) Third-Party Claims. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third-Party Claim"), the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim after receipt of the Indemnification Notice from the Indemnified Party, as follows. Within 30 days after receipt of the Indemnification Notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third-Party Claim, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third-Party Claim, if and only if the following conditions are satisfied:

                  (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third-Party Claim;

                  (ii) the Indemnifying Party retains counsel that is acceptable to the Indemnified Party, which acceptance shall not be unreasonably withheld or delayed; and

                  (iii) the Indemnified Party is kept reasonably informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

      However, notwithstanding the preceding sentence, if (a) the Indemnifying Party fails or refuses to defend the Claim then Indemnified Party may defend and/or settle such Claim, after giving notice of proposed settlement to the Indemnifying Party, on such terms as the Indemnified Party may reasonably deem appropriate and no such action taken by the Indemnified Party in defending or settling such Claim will release the Indemnifying Party of any obligation hereunder. Except under the circumstances described in the preceding sentence, the Indemnified Party will not enter into any settlement agreement without the consent of the Indemnifying Party which consent shall not be unreasonably withheld or delayed. The Indemnifying Party will not, without the prior written consent of the Indemnified Party (which will not be unreasonably withheld), enter into any settlement of a Claim, if pursuant to or as a result of such settlement, injunctive or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities or obligations with respect to such Claim, with prejudice. The Indemnified Party and the Indemnifying Party will cooperate with the each other in the defense, compromise or settlement of any Claim for which indemnification is sought.

            (c) Limitation on Indemnity. Other than any amounts that are payable pursuant to Section 3.3 or Section 3.4 hereof which amounts shall be payable in full, an Indemnifying Party shall be liable under Section 11.4(a) hereof for Claims only if the aggregate amount of all Claims against Globe and Seller, collectively, on the one hand, or against Buyer, on the other hand, exceed $175,000, and in such case, such the Indemnifying Party shall be liable only for Indemnification of an amount that is in excess of $75,000 (for the absence of doubt, and by way of example, a $200,000 Claim shall be entitled to $125,000 in indemnification payments).

      11.5. Cooperation. If requested by the Indemnifying Party, the Indemnified Party shall cooperate to the extend reasonably requested in the defense or prosecution of any suit, action, demand, assessment, judgment, claim, proceeding or investigation for which such Indemnifying Party is being called upon to indemnify the Indemnified Party pursuant to this Article 11, and the Indemnified Party shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearing, trials and appeals as may be reasonably requested in connection therewith and, if appropriate, the Indemnified Party shall make any counterclaim against the party asserting such suit, action, demand, assessment, judgment, claim, proceeding or investigation or any cross-complaint against any person in connection therewith and the Indemnified Party further agrees to take such other actions as reasonably may be requested by an Indemnifying Party to reduce or eliminate any Loss for which the Indemnifying Party would have responsibility, but the Indemnifying Party will reimburse the Indemnified Party for any fees or expenses incurred by it in so cooperating or acting at the request of the Indemnifying Party.

      11.6. Buyer's Right of Offset; Sole Recourse Against Seller/Globe. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, Buyer and each other member of the Buyer Indemnified Group shall have, as their sole and exclusive recourse for Losses against Seller and Globe, the right to (i) offset Losses against the Holdback Cash and the Escrowed Shares pursuant to the Holdback Escrow Agreement; (ii) to require payment of the Share Value Deficit as provided in Section 3.2(d); and
(iii) to require payment arising in connection with any adjustment under Section
3.3 or Section 3.4 hereof. The foregoing shall not constitute a limitation on or prevent Buyer from exercising any rights as against any Seller Management or for intentional fraud.

      11.7. Remedies Exclusive. The remedies provided in this Article 11 shall be the sole and exclusive remedies, and shall preclude assertion by an Indemnified Person of any and all other remedies against an Indemnified Party.

      11.8. Insurance. The amount of any indemnification under this Article 11 shall be reduced by any amount recovered by the Indemnified Party (net of reasonable expenses incurred in obtaining such recovery) under any insurance policy or from any Third Party (which recovery the Indemnified Party shall use it reasonably commercial efforts to pursue, but shall not be obligated to commence litigation) and by the amount of any direct and immediate income tax benefit, related to the indemnified Loss obtained by the Indemnified Party. If, after an indemnification payment has been made with respect to a Loss, the Indemnified Party has any recovery, or obtains any income Tax benefit, with respect to that Loss, the Indemnified Party shall promptly pay to the Indemnifying Party the amount of that recovery or income Tax benefit, net of reasonably expenses incurred in obtaining recovery.

      11.9. Adjustment. Any payment of indemnification amount under this Article 11 shall be accounted for as an adjustment to the Purchase Price.

      ARTICLE 12. TERMINATION

      12.1. Termination. (a) Anything contained in the Transaction Documents to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                  (i) by the mutual consent of Buyer, Globe and Seller; or

                  (ii) by Buyer or Seller (the "Terminating Party") if the Closing shall not have occurred on or before 11:59 p.m. on October 31, 2005 (or such later date as may be mutually agreed to by Buyer and the Seller); provided that if the Closing shall not have occurred as a result of the willful act or omission of one of the parties, then such Terminating Party may not terminate this Agreement pursuant to this Section 12.1(a).

            (b) Globe and Seller may, on or prior to the Closing Date, terminate this Agreement without liability if:

                  (i) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of Buyer or if any representations or warranties of Buyer shall have become untrue, provided that neither Globe nor Seller have materially breached any of their obligations hereunder;

                  (ii) there shall have been a material breach by Buyer of any of its covenants of agreements hereunder and such breach would materially and adversely affect the ability Buyer or Seller to consummate the transactions contemplated by this Agreement, and Buyer has not cured such breach within 10 Business Days after notice by Seller thereof setting forth in reasonable detail the nature of such breach; provided that neither Globe nor Seller has materially breached any of their obligations hereunder; or

                  (iii) any condition to Closing set forth in Article 10 shall not have been fulfilled by Buyer or waived by Seller by the Closing Date.

            (c) Buyer may, on or prior to the Closing Date, terminate this Agreement without liability if:

                  (i) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of either Globe or Seller or if any representations or warranties of either Globe or Seller shall have become untrue to the extent it would have a Material Adverse Effect provided that Buyer has not materially breached any of its obligations hereunder;

                  (ii) there shall have been a material breach by Seller or Globe of one or more of their respective covenants or agreements hereunder having a Material Adverse Effect on Seller or the Business or materially adversely affecting (or materially delaying) the ability of Seller and Buyer to consummate transactions contemplated by this Agreement, and neither Globe nor Seller has cured such breach within 10 Business Days after notice by Buyer thereof setting forth in reasonable detail the nature of such breach, provided that Buyer has not materially breached any of its obligations hereunder;

                  (iii) any condition to Closing set forth in Article 9 shall not have been fulfilled or waived by Buyer by the Closing Date.

      12.2. Certain Termination Rights.

            (a) Notwithstanding anything to the contrary contained herein, in the event that: (A) none of the events in 12.1(c)(i)-(iii) has occurred and Seller terminates this Agreement pursuant to Section 12.1(b); or (B) in the event that Seller terminates this Agreement pursuant to Section 7.14, Buyer shall immediately pay to Seller the Escrow Amount (the "Termination Fee") which Buyer and Globe acknowledge is reasonable under the circumstances and designed to compensate Seller and Globe for the lost opportunity to consummate the Contemplated Transactions. The termination Fee will serve as the exclusive remedy to Globe, Seller and any Affiliates hereunder in the event of a breach by Buyer, including, but not limited to, damages relative to their efforts, expenses and costs incurred in evaluating the Contemplated Transactions.

            (b) This Agreement may be terminated by Globe or Seller pursuant to
Section 7.5 and as provided therein.

      12.3. Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.(a)(ii), 12.1(b) or 12.2 shall give written notice of such termination to the other party to this Agreement specifying the reason for such termination.

      12.4. Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 12.1, each party shall pay all expenses incurred by it in connection with this Agreement, and no party shall have any further obligations or liability for any damages or expenses under this Agreement. In the event of any termination, all further obligations of the parties under this Agreement (other than those set forth in Sections 7.10, 7.11 and provisions which by their terms are intended to survive termination, including, without limitation, this Article 12) shall be terminated without further liability of any party to the other; provided, however, that nothing contained herein shall be construed to prevent any parties hereto from pursuing any remedy available at law or in equity for any breach, violation, default or other failure of performance of any other party hereto prior to Closing.

      ARTICLE 13. GENERAL.

      13.1. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

If to the Seller:

theglobe.com, inc.
110 East Broward Boulevard
Suite 1400
Ft. Lauderdale, FL 33301

with copies to:

Proskauer Rose LLP
2255 Glades Road
Suite 340W
Boca Raton, FL 33434
Attn:  Donald E. "Rocky" Thompson II, Esq.
Fax:  561-241-7145

If to the Buyer, to:

RelationServe Media, Inc.
6700 North Andrews Avenue
Ft. Lauderdale, FL 33309
Attn:  Mandee Heller Adler
Fax:  954-202-6160

with copies to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn:  Harvey J. Kesner, Esq.
Fax:  212-451-2222

      Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched; provided that notice is sent simultaneously via another permitted method.

      13.2. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

      13.3. Expenses, Taxes. Except as otherwise specifically set forth herein, each party shall pay its own fees and expenses incident to the preparation and carrying out of this Agreement, whether or not the Contemplated Transactions are consummated (other than any excise, sales, use or transfer Taxes or any other such Taxes which are payable or arise as a result of execution of this Agreement or the transfer of the Acquired Assets to the Buyer pursuant to this Agreement, which shall be paid by Seller).

      13.4. Partial Invalidity. If any term or provision of this Agreement or the application hereof to any person, property or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      13.5. Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto. The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise. The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a party from later pursuing any remedies or insisting upon full performance for the same or any similar breach or failure.

      13.6. Headings. The various section headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

      13.7. Construction. This Agreement shall be construed according to its fair meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

      13.8. Governing Law. The validity and construction of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      13.9. Arbitration of Disputes.

            (a) Any controversy or claim arising out of, relating to, or in connection with, this Agreement or the Seller Transaction Documents, or the breach, termination or validity thereof, shall be settled by arbitration in accordance with the Center for Public Resources for Non-Administered Arbitration by a sole arbitrator. The Parties expressly waive any right to punitive, exemplary or similar damages and the arbitrator is expressly prohibited from awarding any such damages. Judgment upon the award rendered by the Arbitrator shall be entered by an court having jurisdiction thereof. The seat of the arbitration shall be Broward County, Florida.

            (b) In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitrator may, within 90 days of his or her appointment, consolidate the arbitration proceeding involving any of the parties relating to this Agreement or any Seller Transaction Documents. The arbitration shall not consolidate such arbitrations unless he or she determines that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) on party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the case of a consolidated proceeding, the arbitration shall be conducted in the manner provided in subparagraph (a) of this paragraph.

      13.10. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

      13.11. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This agreement shall be fully assignable by Buyer to any majority-owned subsidiary of Buyer formed for the purpose of acquiring the Business and the Acquired Assets from Seller. Except as provided herein, neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

      13.12. Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

      13.13. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

      13.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      ARTICLE 14. CERTAIN DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

      "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified Person and shall include (a) any Person who is a director or beneficial holder of at least 10% of any class of the then-outstanding capital stock (or other shares of beneficial interest) of such Person and family members of any such Person, (b) any Person of which such Person or an Affiliate of such Person under clause (a) hereof shall, directly or indirectly, either beneficially own at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, family members of such Person.

      "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in New York City are authorized by law or other governmental action to close.

      "Environmental Claim" shall mean any written claim, action, demand, order, or notice by or on behalf of, any Governmental Authority or person alleging potential liability arising out of, based on or resulting from the violation of any applicable Environmental Law or Environmental Permit or relating to any Hazardous Materials.

      "Environmental Laws" shall mean all Laws that are applicable to Seller relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to (A) the Releases or threatened releases of Hazardous Materials or materials containing Hazardous Materials or (B) the manufacture, generation, handling, treatment, storage, transport, disposal or handling of Hazardous Materials or materials containing Hazardous Materials.

      14.1. "Fair Market Value" shall mean the average for the ten (10) trading days immediately preceding the date of determination of the daily high and low prices of publicly traded shares of Globe common stock, rounded to the nearest cent, on the principal national securities exchange on which shares of Globe common stock are listed (if the shares of Globe common stock are so listed), or on the Nasdaq Stock Market (if the shares of Globe common stock are regularly quoted on the Nasdaq Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Globe common stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by Buyer. If none of the foregoing is applicable, then "Fair Market Value" shall be determined by an independent appraiser selected by mutual agreement of the Buyer and Globe.

      14.2. "Governmental Authority" shall mean any domestic or foreign federal, state or local agency, authority, board, bureau, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers, in each case, to the extent having jurisdiction over the Seller or Globe, as applicable.

      "Hazardous Materials" shall mean all substances, matters and other particles defined or listed as "hazardous" or "toxic" under Environmental Laws or that are otherwise regulated by Environmental Laws.

      "Indebtedness" shall mean as applied to any Person, (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, (g) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clause (a), (b), (c), (d), (e) or (f) above, and (h) all indebtedness referred to in clause (a), (b), (c), (d), (e), (f) or (g) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

      "Intellectual Property" shall mean all intangible assets used in or necessary to the conduct of the business of Seller, including, without limitation: the name "Seller" and all derivations thereof, all trade names, domain names, websites, service marks names, trade dress, logos, trade secrets, copyrights and registrations and applications therefore, designs, technical information, know-how, processes and techniques, research and development information, and supplies, plans, proposals, technical data, computer software, financial, marketing and business data, pricing and cost information, and business and marketing plans, formulas, devices, software or compilations of information; patents, license rights and sublicense rights to all patents and trademarks, and other intangible assets registered in the name of Seller or any of its Affiliates and currently used by Seller in connection with, or necessary for the conduct of the business of Seller, all applications therefore and all licenses (as licensee or licensor) and other agreements related thereto as described on Schedule 5.12(a) hereto, and all of Seller's rights to use or allow others to use such names, all registrations and applications for registration and all claims for infringement of any intellectual property and intangible rights relating thereto.

      "IRS" shall man the United States Internal Revenue Service.

      "Laws" shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty or any order of any Governmental Authority, or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing including, without limitation, all federal, state and local privacy laws, rules and regulations, and all other applicable laws of similar tenor and effect, all laws relating to occupational health and safety, equal employment opportunities, fair employment practices and discrimination, privacy, security and exchange of information, the Sarbanes Oxley Act of 2002, the Digital Millennium Copyright Act, the CAN-SPAM Act of 2003, the Children's Online Protection Act, the Children's Online Privacy Protection Act, the Protection of Children from Sexual Predators Act, rules and regulations promulgated by the Federal Trade Commission and the Federal Communications Commission, and other laws, rules, and regulations, applicable to the Business or any of its properties or assets.

      "Material Adverse Effect" shall mean circumstance, change in, or effect on the Business, or the Seller that, individually or in the aggregate: (a) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, results of operations or the financial condition or prospects of the Business or (b) would materially and adversely affect the ability to operate or conduct the Business in the Ordinary Course.

      "Net Working Capital" shall mean the current assets minus the current liabilities, in each case acquired by the Buyer, less intercompany transactions.

      "Permits" shall mean all franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, required by any person or organization including any Governmental Authority (as defined herein), and held, used or otherwise possessed by Seller in connection with and/or necessary to the operation of the business of Seller, to the extent transferable to Buyer under applicable Laws as listed on Schedule 4.13.

      "Permitted Encumbrances" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the Ordinary Course; (vi) liens incurred or deposits made in the Ordinary Course in connection with workers' compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by the Seller in the Ordinary Course and not interfering in any material respect with the Ordinary Course of the Business of Seller; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights of way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Laws, under any contract or otherwise, that do not, individually or in the aggregate, have a Material Adverse Effect on Seller's use thereof as currently used in the Ordinary Course.

      "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a limited liability company, a government or political subdivision thereof or a governmental agency (including without limitation, any federal, state, local or municipal regulatory or administrative body).

      "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

      "Release" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment, including the movement of Hazardous Materials through the air, soil, surface water or groundwater.

      "Relevant Group" shall mean any combined, consolidated, affiliated, unitary or similar group of which either Seller is or was a member.

      "Tax" shall mean any federal, state, local, foreign and other income, profits, franchise, capital, withholding, unemployment insurance, social security, occupational, production, severance, gross receipts, value added, sales, use, excise, real and personal property, ad valorem, occupancy, transfer, employment, disability, workers' compensation or other similar tax, duty or other governmental charge (including all interest and penalties thereon and additions thereto).

      "Transaction Documents" shall mean this Agreement, the Bill of Sale and other documents and agreements of even date herewith or delivered at Closing.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as a sealed instrument as of the 10th day of August, 2005.



                               SELLERS:

                               theglobe.com, inc.



                               By:
                                   ---------------------------------------------
                                   Title:

                               SENDTEC, INC.



                               By:
                                   ---------------------------------------------
                                   Title:

                               BUYER:

                               RELATIONSERVE MEDIA, INC.



                               By:
                                   ---------------------------------------------
                                   Title: